EXHIBIT INDEX

(a)(3) Articles of Amendment to the Articles of Incorporation, dated April 21, 2006.

(d)(1) Investment Management Services Agreement, amended and restated, dated May 1, 2006, between Registrant and RiverSource Investments, LLC.

(d)(3) Amendment One to Subadvisory Agreement, dated April 24, 2006, between Davis Selected Advisers, L.P. and RiverSource Investments, LLC.

(d)(6) Subadvisory Transfer Agreement, dated Oct. 1, 2005, between Ameriprise Financial, Inc., RiverSource Investments, LLC and Lord, Abbett & Co.

(d)(9) Subadvisory Transfer Agreement, dated Oct. 1, 2005, between Ameriprise Financial, Inc., RiverSource Investments, LLC and GAMCO Investors, Inc.

(d)(19) Amendment Two, dated Nov. 11, 2005, to Subadvisory Agreement between RiverSource Investments, LLC and American Century Investment Management, Inc.

(d)(20) Subadvisory Transfer Agreement, dated Oct. 1, 2005, between Ameriprise Financial, Inc., RiverSource Investments, LLC and American Century Investment Management, Inc.

(d)(23) Subadvisory Transfer Agreement, dated Oct. 1, 2005, between Ameriprise Financial, Inc., RiverSource Investments, LLC and Goldman Sachs Asset Management, L.P.

(d)(25) Subadvisory Transfer Agreement, dated Oct. 1, 2005, between Ameriprise Financial, Inc., RiverSource Investments, LLC and Donald Smith & Co., Inc.

(d)(27) Subadvisory Transfer Agreement, dated Oct. 1, 2005, between Ameriprise Financial, Inc., RiverSource Investments, LLC and Barrow, Hanley, Mewhinney & Strauss, Inc.

(d)(29) Subadvisory Transfer Agreement, dated Oct. 1, 2005, between Ameriprise Financial, Inc., RiverSource Investments, LLC and Franklin Portfolio Associates, LLC.

(d)(30) Subadvisory Agreement, dated April 24, 2006, between RiverSource Investments, LLC and Metropolitan West Capital Management, LLC.

(h)(7) Agreement and Plan of Reorganization between AXP Strategy Series, Inc., on behalf of RiverSource Strategy Aggressive Fund, and AXP Partners Series, Inc., on behalf of RiverSource Aggressive Growth Fund, dated Nov. 10, 2005.

(h)(8) Agreement and Plan of Reorganization between AXP Discovery Series, Inc., on behalf of RiverSource Discovery Fund, and AXP Partners Series, Inc., on behalf of RiverSource Small Cap Equity Fund.

(p)(9) Code of Ethics adopted under Rule 17j-1 for RiverSource Fundamental Growth Fund's and RiverSource Small Cap Value Fund's Subadviser Goldman Sachs.

(p)(10) Code of Ethics adopted under Rule 17j-1 for RiverSource Small Cap Value Fund's Subadviser Donald Smith & Co., Inc., adopted Jan. 1, 2005.

(q)(1) Directors/Trustees Power of Attorney to sign amendments to this Registration Statement, dated April 12, 2006.